UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   August 28, 2009

FPIC Insurance Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-11983	59-3359111
(Commission file number)	(IRS Employer Identification No.)

1000 Riverside Avenue, 8th Floor Jacksonville, Florida 32204
(Address of Principal Executive Offices)

(904) 354-2482
(Registrant’s Telephone Number, Including Area Code)

www.fpic.com

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On August 28, 2009, the Board of Directors of the registrant approved and adopted Amended and Restated Bylaws effective as of August 28, 2009.  The amendments effected by the Amended and Restated Bylaws include the following:

Article I.  Meetings of Shareholders
Section 7.  Quorum and Voting Requirements

This section has been amended to provide that shareholder action on all matters (other than the election of directors) shall be approved if the votes cast favoring the action exceed the votes cast opposing the action.  Previously, approval was by majority vote of shares present at the meeting.  This change was made to conform to Florida law.

Article II.  Directors
Section 2.  Qualifications.

This section has been amended to provide that members of the registrant’s Board of Directors shall be between 18 and 73 years of age; provided, that any director who is elected prior to becoming 73 years of age may continue to serve as a Director until the next annual meeting of shareholders after that Director reaches the age of 73.  Previously, members of the Board of Directors were required to be between 18 and 70 years of age; provided, that any director who was elected prior to becoming 70 years could complete his or her current term.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description of Exhibit
	3.1	Amended and Restated Bylaws of FPIC Insurance Group, Inc., effective August 28, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

September 2, 2009
FPIC Insurance Group, Inc.

	By:	/s/ John R. Byers
John R. Byers President and Chief Executive Officer

FPIC Insurance Group, Inc.
Exhibit Index to Form 8-K

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Bylaws of FPIC Insurance Group, Inc., effective August 28, 2009